EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

I, Kenneth P. Wilcox, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report of SVB Financial Group on Form 10-Q for the quarterly period ended September 30, 2009, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of SVB Financial Group.

Date: November 6, 2009	/s/ KENNETH P. WILCOX
Kenneth P. Wilcox
President and Chief Executive Officer
(Principal Executive Officer)

I, Michael Descheneaux, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report of SVB Financial Group on Form 10-Q for the quarterly period ended September 30, 2009, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of SVB Financial Group.

Date: November 6, 2009	/s/ MICHAEL DESCHENEAUX
Michael Descheneaux
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)